Record Date: 10/31/2004
Determination Date: 11/9/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1998-1
Servicer’s Certificate

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	2.4300%	83,700,000.00	21,892,321.24	36,038.52	704,587.89	0.00	704,587.89	740,626.41	21,187,733.35
Factors per Thousand				0.43056774	8.41801541		8.41801541	8.84858315	253.13898865
B	2.8500%	6,300,000.00	1,647,809.07	3,181.42	53,033.50	0.00	53,033.50	56,214.92	1,594,775.57
Factors per Thousand				0.50498730	8.41801587		8.41801587	8.92300317	253.13897937

Pool		90,000,000.00	23,540,130.31	39,219.94	757,621.39	0.00	757,621.39	796,841.33	22,782,508.92
Totals				0.43577711	8.41801544		8.41801544	8.85379256	253.13898800

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	44,331.90	(8,293.38)	36,038.52	2.4300%	0.00
B	3,913.50	(732.08)	3,181.42	2.8500%	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Record Date: 10/31/2004
Determination Date: 11/9/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1998-1
Servicer’s Certificate

Schedule of Remittance

Aggregate Amount Received	971,857.97
Amount Available in the Spread Account	1,707,715.34
Interest Earnings on Spread Account	1,563.40
Monthly Advances	0.00
(Servicing Fee) *	(26,628.50)
(Premium Protection Fee)	(29,653.37)
(Unreimbursed Monthly Advances)	0.00

Available Funds	2,624,854.84

Bond Interest Distributed	39,219.94
Bond Principal Distributed	757,621.39
Escrow Fee	1,177.01
Specified Spread Account Requirement	1,706,106.81
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	120,729.69

2,624,854.84

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		23,540,130.31
Aggregate Ending Principal Balance of Loans		22,782,508.92
Principal Prepayments (Number / Amount)	3	309,105.69
Curtailments		266,253.16
Excess and Monthly Payments		182,262.54
Recoveries on Previous Realized Losses		10,007.81
Interest Received		204,228.77
Amount of Monthly Advance		0.00
Compensating Interest		411.54
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	5,896,874.72
Specified Spread Account Requirement		1,706,106.81
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,826,836.50
Excess Spread / Extra Interest	66,563.37	75,942.30
Weighted Average SBA Loan Interest Rate		6.8132%
Weighted Average Maturity		152.299
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$26,986.07

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Record Date: 10/31/2004
Determination Date: 11/9/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1998-1
Servicer’s Certificate

Exhibit K

Outstanding Balance – Pool	22,782,508.92
# Accounts	322

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	164	13,277,222.41	58.278%
Delinquent 30-59 Days	4	237,097.64	1.041%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	2	103,675.49	0.455%
Delinquent 180-719	1	278,790.28	1.224%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	171	13,896,785.82	60.998%

Outstanding Balance – Gross	80,362,605.68
# Accounts	322

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	164	44,843,640.57	55.802%
Delinquent 30-59 Days	4	948,389.50	1.180%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	2	414,701.28	0.516%
Delinquent 180-719	1	831,936.76	1.035%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	171	47,038,668.11	58.533%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Record Date: 10/31/2004
Determination Date: 11/9/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1998-1
Servicer’s Certificate

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class A	Class B	Pool
(ii)	262	262	262
(iii)	0	0	3
(iv)	0	0	3
(v)	0	0	2
(x) (a&b) (i)	1	1	1
(ii)	0	0	0
(iii)	0	0	0
total	0	1	0
(x) (c&d) (i)	8	8	8
(ii)	0	0	0
(iii)	0	0	0
(iv)	0	0	0
(v)	0	0	0
(vi)	0	0	0
(vii)	0	0	0
total	8	8	8
(xii)	253	253	253

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Record Date: 10/31/2004
Determination Date: 11/9/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1998-1
Servicer’s Certificate

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300